Exhibit 23.1

INDEPENDENT AUDITORS’ CONSENT

We consent to the incorporation by reference in Registration Statement No. 333-10012 and 333-48514 of At Road, Inc. on Form S-8 of our report dated February 5, 2003, appearing in this Annual Report on Form 10-K/A of At Road, Inc. for the year ended December 31, 2002.

/S/ DELOITTE & TOUCHE LLP

San Jose, California
July 28, 2003